Clarke Associates, LLC
BUSINESS IMMIGRATION SERVICES

March 5, 2016

Business Plan Preparation Proposal to:

This will acknowledge that ATI, Inc., hereinafter called "CLIENT", wishes to retain Clarke Associates, LLC team member Jo Ann Clarke to prepare a comprehensive business plan in support of the client's creation of an EB-5 Project to be submitted as a direct EB-5 project, with the following fixed fees:

Business Plan Services

The focus of this project will be creation of a company business plan that:

- Presents the required elements for USCIS adjudication (Matter of Ho Compliant).
- Can be utilized for soliciting investors for the USA Export Trade Centers.

The business plan will include all key information typical to an operational business plan, and will include the specific information required by USCIS for the visa-approval process, as well as the information that will be used by the Foreign Investment Brokerage Operations in presenting the project in key Overseas Markets.

Detail of Services Provided

Includes:

- Consulting on all aspects of required elements/information for Business Plan Development.
- Research and assessment of the specific geographic area to be included in the proposal. Included will be market characteristics, unemployment rates, general demographics, etc.
- Research and assessment of target NAICS Codes.
- Recommendation of best approach in terms of geographic area and NAICS code.
- Research information and development of strategy to address Matter of Ho requirements.

- Coordination of presentation of qualifications of principals in the management team for the project, as well as of major "players", including developer/any regional center management, real estate agency, legal counsel, financial counsel, etc.
- Development of the Proposal.
- Exhibits List Development.
- Editing as required.
- Preparation of a printable version for release by Immigration Attorney/Management.

Finished Plan Table of Contents:

1. Executive Summary
2. Comprehensive Project Discussion
3. Human Resources - Biographical Overview of RC Development Team, Client Team, and Project Team/Key Vendors
4. Marketing Plan
5. Operating Plan
6. Legal & Risk Planning
7. Financial Plan/Economic Impact Study Conclusions
8. Matter of Ho Compliance Analysis

Cost Information

Cost:	$15,000
Timing:	4-6 weeks from receipt of signed agreement, deposit, and project information.
Terms:	50% deposit required; balance upon completion of final draft.
Post Completion Edits:	Additional editing fees may apply after the first 30 days of final draft submission.

Payment Terms:	FEES shall be paid 50% upon signed retainer; 50% upon completion. Deposit shall be paid via certified check, wire transfer, or deposit into Clarke Associates, LLC bank account prior to commencement of work. Balance due prior to submission to USCIS or use with potential investors.

Authority to Represent Agreement	This Agreement sets forth the standard terms of our engagement. Unless modified in writing by mutual agreement, these terms will be an integral part of our Agreement with you. Therefore, we ask that you review this Agreement carefully and contact us promptly if you have any questions. We suggest that you retain this statement in your file. As our Client, you should have a clear understanding of the services OF THE Clarke Associates, LLC.
Additional Services	No services other than as specified above are included. Our hourly charge is: **US$150.00**. We will bill you on a prorated basis for any services requested not listed above. Further, this office charges $150.00 per returned check, and $75.00 to modify payment agreement, for any reason.
Timely Payment	I understand that my down payment is a non-refundable consideration paid as inducement for the services of the Clarke Associates, LLC, and that timely payment is required.
Non-Refundability of Timely Retainer Payment	I UNDERSTAND THAT MY DOWN PAYMENT IS A NON-REFUNDABLE **CONSIDERATION PAID AS INDUCEMENT FOR REPRESENTATION BY THE Clarke Associates, LLC AND THAT TIMELY PAYMENT IS REQUIRED.** I understand the office may withdraw from my case without notice and decline further services if payments are not made in accordance with this Agreement. We reserve the right to change the terms of this agreement, including but not limited to charges for returned checks and other fees, upon previous notification. This office reserves the right to request accelerated payments if the original payment terms are not respected. We also reserve the right to charge additional penalties, administrative fees and other costs to accounts with past due balances. It is expressly understood in the case of a dispute over payment of legal fees due, the parties elect to be bound by the decision of a Court of competent jurisdiction in West Palm Beach, FL and further, that in any collection matter, the undersigned client agrees to pay reasonable attorney's fees, and court costs, for collection. **PAYMENTS ARE FOR SERVICES RENDERED, AND ARE NOT CONDITIONED UPON APPROVALS OR ANY SPECIFIED RESULT.** Should the Client choose to discharge Clarke Associates, LLC and the INDIVIDUALS working on your case at any time before

	completion of services, a billing statement shall be presented for services rendered to date and any unpaid costs incurred.
No Guarantees Made	NO GUARANTEES MADE: Although Clarke Associates, LLC and ALL INVOLVED INDIVDUALS may offer an opinion about possible results regarding the subject matter of this Agreement, Clarke Associates, LLC cannot guarantee any particular result. Client acknowledges that Clarke Associates, LLC have made no promises about the outcome and that any opinion offered by Clarke Associates, LLC in the future will not constitute a guaranty. Client acknowledges that the scope of Clarke Associates, LLC representation does not include the business suitability of the investment, and that client may be advised to seek the advice of other professionals, such as accountants, business advisors, tax attorneys, and business attorneys. Client also understands that Clarke Associates, LLC may delegate to other INDIVIDUALS some of the services to be provided under this agreement. Such delegation will not affect fees to be paid under this agreement. This office pledges its best possible efforts to obtain the results sought.
Termination of Agreement	At the termination of the services under this agreement, Clarke Associates, LLC, at Client's request, promptly shall release to Client, all of Client's paper and property subject to any protective order or nondisclosure agreement. "Client's papers and property" include correspondence, exhibits, expert reports, legal documents, and other items reasonably necessary to Client's representation.
Entire Agreement	This agreement contains the entire Agreement of the parties. No other agreement, statement, or promise made on or before the effective date of this agreement will be binding on the parties. If any provision of this agreement is held in whole or in part to be unenforceable for any reason, the remainder of that provision and of the entire agreement will be severable and remain in force. This agreement may be modified by subsequent agreement of the parties only by an instrument in writing signed by all parties or an oral agreement only to the extent that the parties

	carry it out.
Full Understanding	THE UNDERSIGNED CLIENT HAS, BEFORE SIGNING THIS CONTRACT, RECEIVED AND READ THE STATEMENT OF CLIENT'S RIGHTS, AND UNDERSTANDS EACH OF THE RIGHTS SET FORTH THEREIN. THE UNDERSIGNED CLIENT HAS SIGNED THE STATEMENT AND RECEIVED A SIGNED COPY TO KEEP TO REFER TO WHILE BEING REPRESENTED BY THE Clarke Associates, LLC

I understand and agree to the above. Signed and dated at West Palm Beach, Florida by:

Signature of Client	Clarke Associates, LLC

Name: Alton Perkins

Authorized Representative

Date: 3.8.2016

Company Name: AmericaTowne, Inc.

Address 1 4700 Homewood Court, Suite 100

Address 2 ______________________

City, St. Zip Raleigh, NC 27609

WIRE TRANSFER INSTRUCTIONS

Clarke Associates, LLC:

Deposit to:	Bank Name: JP Morgan/Chase Account name: Clarke Associates, LLC Account #: 940-293-9982
Wire Transfer Funds:	Clarke Associates, LLC, Chase Bank – Domestic Routing #: 267084131 Domestic Routing/Swift #: CHASUS33, Account # 940-293-9982 International Routing # WMSBU566, Account # 940-293-9982
Chase Branch Address:	963 S Military Trail West Palm Beach, FL 33415 (561) 642-5901